As filed with the Securities and Exchange Commission on March 26, 2007.
Registration Statement No. 333-123193

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Mindspeed Technologies, Inc.
(Exact Name of Registrant as Specified in Its Charter)

DELAWARE (State or Other Jurisdiction of Incorporation or Organization)	01-0616769 (I.R.S. Employer Identification Number)

4000 MacArthur Boulevard, East Tower
Newport Beach, CA 92660-3095
(949) 579-3000
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)
Raouf Y. Halim
Chief Executive Officer
Mindspeed Technologies, Inc.
4000 MacArthur Boulevard, East Tower
Newport Beach, CA 92660-3095
(949) 579-3000
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:
Robert M. Mattson, Jr.
Craig S. Mordock
MORRISON & FOERSTER LLP
19900 MacArthur Boulevard, Twelfth Floor
Irvine, California 92612-2445
(949) 251-7500
     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: Not applicable.
     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.   ☐
     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☐
     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐
     If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐
     If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.   ☐

Deregistration of Securities
     Mindspeed Technologies, Inc. (the “Company”) registered $46,000,000 in principal amount of 3.75% Convertible Senior Notes due 2009 (the “Notes”) and the number of shares of common stock that were issuable upon conversion of the Notes (the “Shares”) pursuant to its Registration Statement on Form S-3 (333-123193) filed on March 8, 2005 and declared effective on April 6, 2005. The Notes were originally issued in a private placement in December 2004. The Registration Statement covers resales of the Notes, and sales of the Shares, by the selling stockholders named in the Registration Statement. The selling stockholders sold an aggregate of $28,000,000 in principal amount of the Notes. No Shares were sold by the selling stockholders because none of the Notes was converted into Shares. The Company is seeking to deregister $18,000,000 in principal amount of the Notes and all of the Shares that were not sold because the Company’s obligation to maintain the registration of the Notes and the Shares has expired. By filing this Post-Effective Amendment No. 1 to the Registration Statement, the Company hereby removes from registration all Notes and all of the Shares that were not sold, as described above. The Registration Statement is hereby amended, as appropriate, to reflect the deregistration of all Notes and Shares which remain unsold as of the date hereof.

SIGNATURES

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newport Beach, State of California, on the 5th day of March, 2007.

MINDSPEED TECHNOLOGIES, INC.

By:	/s/ Simon Biddiscombe
Simon Biddiscombe
Senior Vice President, Chief Financial
Officer, Secretary and Treasurer

POWER OF ATTORNEY
     Each director and officer of the registrant whose signature appears below hereby appoints Raouf Y. Halim and Simon Biddiscombe, and each of them individually, as his or her true and lawful attorney-in-fact and agent to sign in his name and behalf, in any and all capacities stated below, and to file with the Securities and Exchange Commission, any and all amendments, including post-effective amendments, exhibits thereto, and other documents in connection therewith, to this Post-Effective Amendment No. 1 to the Registration Statement, and the registrant hereby also appoints each such person as its attorney-in-fact and agent with like authority to sign and file any such amendments in its name and behalf.
     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Raouf Y. Halim Raouf Y. Halim	Chief Executive Officer and Director (Principal Executive Officer)	March 6, 2007

/s/ Simon Biddiscombe Simon Biddiscombe	Senior Vice President, Chief Financial Officer, Treasurer and Secretary (Principal Financial Officer and Principal Accounting Officer)	March 5, 2007

/s/ Dwight W. Decker Dwight W. Decker	Chairman of the Board	March 5, 2007

/s/ Donald R. Beall Donald R. Beall	Director	March 5, 2007

/s/ Donald H. Gips Donald H. Gips	Director	March 5, 2007

/s/ Michael T. Hayashi Michael T. Hayashi	Director	March 5, 2007

/s/ Ming Louie Ming Louie	Director	March 5, 2007

/s/ Thomas A. Madden Thomas A. Madden	Director	March 5, 2007

/s/ Jerre L. Stead Jerre L. Stead	Director	March 5, 2007